                                                                    EXHIBIT 23.1

                              Arthur Andersen LLP


                   Consent Of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated January 15, 1999 included in Chittenden Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.



                                             /s/ Arthur Andersen LLP

Boston, Massachusetts
June 17, 1999